                                                                   EXHIBIT 10.10


                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                    AND LEASES AND FIXTURE FILING (ARKANSAS)



                                   BY AND FROM


                   BALDWIN PIANO & ORGAN COMPANY, "MORTGAGOR"


                                       TO


           GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT, "MORTGAGEE"


                           DATED AS OF MARCH 24, 2000



                     LOCATION:                 900 HIGHWAY 463 SOUTH

                     MUNICIPALITY:             TRUMANN
                     COUNTY:                   POINSETT
                     STATE:                    ARKANSAS

            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              153 EAST 53RD STREET
                                FIFTY-FIRST FLOOR
                          NEW YORK, NEW YORK 10022-4611
                      ATTENTION: JENNIFER G. GRENERT, ESQ.
                                FILE #301,889-030


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                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                    AND LEASES AND FIXTURE FILING (ARKANSAS)

                  THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (ARKANSAS) (this "MORTGAGE") is dated as of March 24, 2000 by and from BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("MORTGAGOR"), whose address is 4680 Parkway Drive, Mason, Ohio 45040-5301 to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, in its capacity as Agent (the "AGENT") for itself and the lenders from time to time which are party to the Credit Agreement (defined below), together with its successors and assigns ("MORTGAGEE"), whose address is 800 Connecticut Avenue, Two North, Norwalk, Connecticut 06854.

                                    RECITALS

         WHEREAS, Mortgagor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

         WHEREAS, Mortgagor is concurrently entering into the Credit Agreement (defined below) and related documents, dated as of the date hereof, providing for a revolving loan and other extensions of credit in the principal amount of up to Forty Million Dollars ($40,000,000) (the "LOAN"). Mortgagee and Lenders are unwilling to enter into the Credit Agreement and make available to Mortgagor the credit facilities provided for therein unless Mortgagor, among other things, secures the obligations of Mortgagor under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) by delivering this Mortgage.

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Mortgagor, as borrower, the other Persons named therein as Credit Parties, Mortgagee, and the Persons party thereto from time to time as Lenders. As used herein, the following terms shall have the following meanings:

         (a) "INDEBTEDNESS": (1) All indebtedness of Mortgagor to Mortgagee, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents, including, without limitation, reimbursement obligations in respect of Letters of Credit, together with interest thereon and other amounts payable with respect thereto and (b) principal, interest and other amounts which may hereafter be loaned by Mortgagee under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage. Pursuant to the Credit Agreement, the Lenders have agreed to provide Mortgagor with a revolving credit facility, which permits Mortgagor to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. The amount of such revolving credit facility may increase and decrease from time to time as the Lenders advance, Mortgagor repays, and the Lenders readvance sums on account of the revolving credit, all as more fully described in the Credit Agreement. This Mortgage secures all advances and re-advances under


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the revolving credit feature of the Credit Agreement. The final maturity date of the Indebtedness is March ___, 2003.

         THE INDEBTEDNESS SECURED HEREBY SHALL ALSO CONSIST OF, AND THIS MORTGAGE SHALL ALSO SECURE, ANY AND ALL EXTENSIONS, RENEWALS, MODIFICATIONS, REPLACEMENTS, SUBSTITUTIONS OR REARRANGEMENTS OF OR FOR THE LOAN DOCUMENTS, AND ANY AND ALL OTHER FUTURE, ADDITIONAL, OR OTHER INDEBTEDNESS OF MORTGAGOR TO MORTGAGEE WHATSOEVER, WHETHER NOW EXISTING OR HEREAFTER ARISING AT ANY TIME PRIOR TO THE SATISFACTION OF RECORD OF THE LIEN CREATED HEREBY, AND WHETHER OR NOT REPRESENTED BY ANY NOTE OR NOTES, OR ANY GUARANTY, ENDORSEMENT OR CONTRACT OF SURETYSHIP, OR SECURED BY ANY OTHER SECURITY, AND WHETHER OR NOT SUCH FUTURE ADVANCES OR ADDITIONAL OR OTHER INDEBTEDNESS ARE FOR THE PURPOSES RELATED OR UNRELATED TO THE PURPOSES FOR WHICH THE LOAN EVIDENCED BY THE LOAN DOCUMENTS IS MADE, AND WHETHER MORTGAGOR'S OBLIGATIONS AND/OR INDEBTEDNESS TO MORTGAGEE BE AS A MAKER, PRINCIPAL, ENDORSER, SURETY, GUARANTOR, OR OTHERWISE, JOINT OR SEVERAL, DUE OR TO BECOME DUE, ABSOLUTE OR CONTINGENT, DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, AND WHETHER CREATED OR ARISING BY WAY OF A LOAN, FUTURE ADVANCE, ACCEPTANCE, OVERDRAFT, OPEN ACCOUNT OR ANY OTHER EXTENSION OF CREDIT OF ANY KIND OR NATURE WHATSOEVER.

         (b) "MORTGAGED PROPERTY": All of Mortgagor's interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "PERSONALTY"), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"), (6) all leases, subleases, underlettings, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds (the "TAX REFUNDS"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"), and (13) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or




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Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term
"Mortgaged Property" shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

         (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Loan Documents.

         (d) "UCC": The Uniform Commercial Code of Arkansas or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Arkansas, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                    ARTICLE 2
                                      GRANT

         SECTION 2.1 GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, WITH POWER OF SALE, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.



                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

         Mortgagor warrants, represents and covenants to Mortgagee as follows:

         SECTION 3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor holds an indefeasible estate in fee simple in, and has good and marketable title to, the Mortgaged Property, and owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

         SECTION 3.2 FIRST LIEN STATUS. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

         SECTION 3.3 NEGATIVE COVENANTS. Mortgagor will not, without the prior written consent of Mortgagee, (i) initiate or support any zoning reclassification of the Land or use or permit the use of the Mortgaged Property in a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances, (ii) impose or consent to the imposition of any public or private restrictive covenants upon the Land, (iii) execute, file or consent to any subdivision plat affecting the Land or consent to the annexation of the Land to any municipality, or (iv) permit or suffer the Land to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.



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         SECTION 3.4 STATUS OF PROPERTY. (a) Mortgagor has obtained, and will maintain in full force and effect, all necessary certificates, licenses, permits and other approvals necessary for the operation of the Mortgaged Property, including without limitation all zoning, building code, land use and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension or modification; (b) the Mortgaged Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws and other similar laws, and none of the Improvements lies outside of the boundaries of the Land or the applicable building restriction lines and no improvements on adjoining properties materially encroach upon the Land; (c) the Mortgaged Property is served by all utilities required for the current or contemplated use thereof; (d) all public roads and streets necessary for service of and access to the Mortgaged Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (e) the Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots and no other land or improvements is assessed and taxed together with the Mortgaged Property or any portion thereof; and (f) all liquid and solid waste disposal septic and sewer systems located on the Mortgaged Property are in a good and safe condition and repair and in compliance with applicable laws.

         SECTION 3.5 PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

         SECTION 3.6 REPLACEMENT OF FIXTURES AND PERSONALTY. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

         SECTION 3.7 INSPECTION. Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property, and provided that such inspections and studies be conducted in a reasonable and prudent manner.

         SECTION 3.8 OTHER COVENANTS. All of the representations, warranties and covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land. The covenants set forth in the Credit Agreement include, among other provisions: (a) the obligation to pay when due all taxes, assessments and charges on the Mortgaged Property or assessed against Mortgagee with respect to the Loan; (b) the right of Mortgagee to inspect the books and records of Mortgagor; (c) the obligation to keep the Mortgaged Property free and clear of all Hazardous Materials and in compliance with all Environmental Laws; and (d) the obligation to comply with all legal requirements (including Environmental
Laws).

         SECTION 3.9 FLOOD HAZARD. Mortgagor hereby represents that the Land does not comprise property identified by the Secretary of Housing and Urban Development as an area having special flood hazards. If the Land at any time is so identified by the Secretary of Housing and Urban Development as having special flood hazards, Mortgagor will keep the Land insured against loss by flood hazards in an amount at least equal to the maximum limit of coverage made available with respect to the



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particular type of property under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973.

         SECTION 3.10 TRANSFER OF THE MORTGAGED PROPERTY. Except as otherwise permitted under the Credit Agreement, there shall be no sale, conveyance, transfer, lease, sublease, pledge or further encumbrance or transfer of any interest in any part of the Mortgaged Property, without the prior written consent of Mortgagee.

         SECTION 3.11 CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

         (a) Condemnation Awards. As of the date hereof, Mortgagor has not received any notice of any proceeding for the condemnation or other taking of the Mortgaged Property or any part thereof and has no knowledge that any such proceeding is contemplated. Mortgagor shall, promptly upon learning of the institution of any such proceeding, notify Mortgagee of the pendency of such proceeding, and agrees that Mortgagee may participate in any such proceeding and Mortgagor from time to time will deliver to Mortgagee all instruments reasonably requested by Mortgagee to permit such participation. Subject to the terms of the Credit Agreement, Mortgagee shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such condemnation or taking ("Condemnation Proceeds") and apply them to the reduction of the Obligations in the manner set forth in Section 1.3(c) of the Credit Agreement, or, at Mortgagee's option in its discretion, may permit or require Mortgagor to use Condemnation Proceeds, or any part thereof, to replace, repair or restore the Mortgaged Property. All Condemnation Proceeds shall be applied in accordance with this Section 3.11 without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagor agrees to execute such further assignments of any condemnation Proceeds as Mortgagee may require.

         (b) Insurance Proceeds. Mortgagor shall at its sole expense obtain for, deliver to, and maintain for the benefit of Mortgagee insurance in accordance with Section 5.4 of the Credit Agreement insuring the Mortgaged Property. All proceeds of such insurance shall be applied in accordance with Section 5.4 of the Credit Agreement without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. If any part of the Mortgaged Property shall be lost, damaged or destroyed by fire or any other cause, Mortgagor shall restore the Mortgaged Property in accordance with and subject to the terms hereof and of Section 5.4 of the Credit Agreement.



                                    ARTICLE 4
                             [Intentionally Omitted]

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE

         SECTION 5.1 REMEDIES. If an Event of Default shall have occurred and be continuing, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

         (a) Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.



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         (b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

         (c) Operation of Mortgaged Property. Hold, lease, develop, manage, store, operate, control or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, including insuring the Mortgaged Property, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of the Credit Agreement. The taking of possession and collection of Rents by Mortgagee shall not be construed to be an affirmation of any lease or acceptance of attornment with respect to any lease of all or any portion of the Mortgaged Property.

         (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Mortgagee may determine. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement and valuation of the Mortgaged Property are waived. Mortgagee may adjourn from time to time any sale to be made by it under or by virtue of the Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may conduct such sale at the time and place to which the same shall be so adjourned.

         (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of the Credit Agreement. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Mortgagee.

         (f) Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any current tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor to be a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property. Unless otherwise agreed by Mortgagee in writing, all leases and tenancies of the Mortgaged Property



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executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Mortgage, except that from time to time Mortgagee may execute and record among the Land Records of the jurisdiction where this Mortgage is recorded, subordination statements with respect to such leases as Mortgagee may designate in its discretion, whereby the leases so designated by Mortgagee will be made superior to the lien of this Mortgage. From and after the recordation of such subordination statements, the leases therein referred to shall be superior to the lien of this Mortgage and shall not be affected by any foreclosure hereof. All such leases and tenancies shall contain a provision to the effect that the tenant recognizes the right of Mortgagee to effect such subordination of this Mortgage and consents thereto.

         (g) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

         SECTION 5.2 SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         SECTION 5.3 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

         SECTION 5.4 RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

         SECTION 5.5 WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, moratorium, exemption from civil process, redemption (including, without limitation, all rights of redemption conferred by the Act passed by the General Assembly of Arkansas on May 8, 1899, and all acts amendatory thereof) or extension of time for payment,
(b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets or a sale in inverse order of alienation, (d) any requirement of Mortgagee to institute proceedings in mortgage foreclosure against the Mortgaged Property before exercising any other remedy afforded Mortgagee hereunder with respect to any Event of Default
(e) the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and (f) personal service of process and consents to service in the manner and to the address of Mortgagor set forth or referred to in Sections 11.9 and 11.10 of the Credit Agreement.



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

         SECTION 5.6 DISCONTINUANCE OF PROCEEDINGS. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

         SECTION 5.7 PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor or any guarantor, co-maker or endorser of any of Mortgagor's obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have Mortgagee's claims allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage and any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

         SECTION 5.8 REINSTATEMENT. This Mortgage shall remain in full force and effect and continue to be effective should any petition be filed by or against Mortgagor for liquidation or reorganization, should Mortgagor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Mortgagor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 5.9 APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the Credit Agreement.

         SECTION 5.10 OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with process of law; provided, however, that notwithstanding anything to the contrary in the sentence above, if Mortgagor retains possession of all or a portion of the Mortgaged Property subsequent to its sale, Mortgagee shall be permitted to exercise any and all self-help remedies available under law.

         SECTION 5.11 ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

         (a) If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred (including reasonable attorneys' fees and expenses) at any time by Mortgagee under this Section 5.11, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

         (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

         SECTION 5.12 NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

         SECTION 6.1 ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

         SECTION 6.2 PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

         SECTION 6.3 BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code,
(b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

         SECTION 6.4 NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT

         SECTION 7.1 SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

         SECTION 7.2 FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of Ohio at the address set forth in the first paragraph of this Mortgage.

         SECTION 7.3 FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                    ARTICLE 8
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.10 of the Credit Agreement.

         SECTION 9.2 COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

         SECTION 9.3 FURTHER ASSURANCES. At any time and from time to time, upon Mortgagee's request and at Mortgagor's sole expense, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be reasonably deemed desirable by Mortgagee, any and all such further deeds of trust, instruments of further assurance, financing statements, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, or perfect or to continue and preserve the obligations of Mortgagor under this Mortgage, and the lien of this Mortgage, subject only to Permitted Encumbrances.

         SECTION 9.4 ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.4.

         SECTION 9.5 SUITS TO PROTECT THE MORTGAGED PROPERTY. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (i) to prevent any impairment of the Mortgaged Property by an acts which may be unlawful or any violation of this Mortgage,
(ii) to preserve or protect Mortgagee's interest in the Mortgaged Property and
(iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

         SECTION 9.6 SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor (including any debtor-in-possession on behalf of Mortgagor) and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Mortgagee and Lenders hereunder. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

         SECTION 9.7 NO WAIVER. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

         SECTION 9.8 CREDIT AGREEMENT. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

         SECTION 9.9 RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

         SECTION 9.10 WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

         SECTION 9.11 APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA; EXCEPT WITH RESPECT TO THE CREATION AND ENFORCEMENT OF LIENS, WHICH SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

         SECTION 9.12 HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

         SECTION 9.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG MORTGAGEE, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS MORTGAGE, OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         SECTION 9.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

         SECTION 9.15 ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Mortgage with its counsel.

         SECTION 9.16 BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Mortgagee and Lenders, and all proceeds or payments realized from the Mortgaged Property in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

         SECTION 9.17 SEVERABILITY. Whenever possible, each provision of this Mortgage shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Mortgage. This Mortgage is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Mortgagee, Lenders and Mortgagor with respect to the matters referred to herein and therein.

         SECTION 9.18 ENTIRE AGREEMENT. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.




         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

                                   MORTGAGOR: BALDWIN PIANO & ORGAN COMPANY



                                             By: /s/ DUANE KIMBLE
                                                 ----------------
                                                 Duane Kimble
                                                 Executive Vice President

STATE OF NEW YORK     )
                      ) ss.
COUNTY OF NEW YORK    )


                  On this day personally appeared before me the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, DUANE D. KIMBLE, JR. to me personally well known, who acknowledged that he/she is the EXECUTIVE VICE PRESIDENT of Baldwin Piano & Organ Company, a Delaware corporation, and that he/she, as such officer, being authorized so to do, has executed the said foregoing instrument for the purposes therein contained, by signing the name of the corporation as said officer.

         WITNESS my hand and official seal on this 24th day of March, 2000.


[Notarial Seal]                                 /s/ LAUREN SCHMAUCH
                                                ---------------------
                                                Notary Public